EXHIBIT 99.10

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(a)

BlastGard Technologies, Inc. – Incorporated in Florida.

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(g)

There are 100,000,000 shares of Common Stock, $.001 par value, authorized.

There are currently 22,335,913 shares outstanding.

There are 1,000 shares of Preferred Stock, $.001 par value authorized.

-0- shares of Preferred Stock are outstanding.

Appended hereto is a Stock Options and Stock Warrants worksheet as of March 31, 2006 which lists all outstanding Options and Warrants as of that date. The total number of Options reflected in said Schedule includes the right to purchase 2,885,750 shares and Warrants to purchase a total of 953,139 shares at various exercise prices.

Since March 31, 2006, no Options or Warrants have been issued, except for the Warrants to be issued in connection with the Transaction Documents, Warrants to be issued to Source Capital Group as finder’s fees in connection thereto, and 80,000 five-year Warrants issued to members of the law firm of Morse & Morse, PLLC exercisable at $1.00 per share.

As of the date hereof, the December 2004 Debt has a principal amount owing of $1,320,497 which is convertible at $1.00 per share and will be adjusted downward to $.75 per share upon the completion of the sale of Debentures. The Company has no other convertible debt other than the Debentures to be issued to Purchasers.

No person has a right to adjust the exercise or conversion price under any securities except for the holders of the December 2004 Debt and all Warrant Holders listed in the attached worksheet with the sole exception of Basic Investors.

No person has any right of first refusal to participate in the Transaction documents, except for the right of holders of the December 2004 Debt, who waived such right solely in connection with the issuance of the Debentures and Warrants in connection with the Transaction Documents. Source Capital Group has an exclusive right of first refusal to act as finder in connection with subsequent financings. It should be noted that substantially all of the Warrants have cashless exercise provisions.

STOCK OPTIONS AND STOCK WARRANTS WORKSHEET

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(i)

Not applicable.

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(j)

The following is a description of Item 3 of the Company’s Form 10-KSB for 2005:

On May 25, 2004, we entered into an agreement with Prisma Capital Markets, LLC, appointing Prisma as an exclusive distributor of our products in Kuwait. Prisma also agreed to arrange for, and pay the costs and expenses related to, the testing and demonstration of our products in Kuwait, in exchange for 300,000 shares of restricted common stock of our company. We also granted Prisma warrants entitling Prisma to purchase up to 4,401,720 shares of Common Stock of our company at an exercise price of $2.062 per share, which would be exercisable only upon Prisma’s meeting various sales goals totaling $30,000,000 in sales.

In July 2004, we notified Prisma that the agreement was cancelled due to Prisma’s failure to arrange for the testing of our products in Kuwait, and demanded the return of the certificates representing the common stock and the warrants.

In February 2005, we filed a lawsuit against Prisma in the Supreme Court of the State of New York, County of New York, for breach of contract, and demanded the return of the securities issued to Prisma and $100,000 in actual damages. In February 2006, we were granted a motion for summary judgment in our favor and a court order for the cancellation of Prisma’s 300,000 shares on our books and records.

Nevada Litigation

We were served with a lawsuit that was filed on September 12, 2005 in the Second Judicial District Court in Washoe County, Nevada as case number CV-05-02072. The plaintiff in the lawsuit is Verde Partners Family Limited Partnership (“Verde”). The lawsuit makes a variety of claims and contends that the Company and certain officers of the Company misappropriated certain technology, including two patents, and seeks damage “in excess of $10,000”. The action has been removed to federal court in Nevavda. A motion is currently pending to have the case dismissed as to BlastGard International, Inc., and all other defendants, for lack of personal jurisdiction. There is also a motion pending for a more definite statement in that three of the claims by Verde are conclusory, vague and ambiguous.

Because of the lack of any factual specificity in this complaint, it is difficult to determine the basis for Verde’s claim. Accordingly, we are unable to determine whether there is a likelihood of an unfavorable outcome, or any amount of range of potential loss. We deny that it misappropriated anything from Verde and intends to vigorously defend the suit.

There are no other actions or lawsuits, except as referenced above.

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(o)

Not applicable.

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(s)

We have a Finder’s Fee Agreement with Source Capital Group, a copy of which is appended hereto.

Michael Gordon	February 23, 2006
Chief Financial Officer
Blastgard International, Inc.
12900 Automobile Blvd.
Clearwater, Florida 33762

Dear Michael:

The purpose of this letter is to confirm the understanding and agreement (the “Agreement”) between Source Capital Group, Inc., (“SCG”) and Blastgard International (NASB: BLGA) (or the “Company”), regarding the retention of SCG by the Company as its exclusive financial advisor for the purposes set forth herein:

Under this Agreement, SCG will provide financial advisory services to the Company as follows:

A) Raising of Capital. SCG shall use its best efforts to provide up to $10,000,000.00 equity financing for the Company or acquisition of company stock.

B) Fees, Commissions & Expenses. The Company agrees to pay the following fees to SCG for its services.

Fees. SCG shall be compensated 6 % cash and 6 % cashless warrants on any monies raised. The exercise price of the warrants shall be equal to the price of the stock at the time of the sale and will be subject to adjustment in accordance with the terms of any adjustment provided for in the Financing document. Said warrants shall be exercisable for five (5) years from date of issuance. The terms of said warrants shall include such piggyback registration rights, anti-dilution rights, and cashless exercise provisions in the event of exercise by SCG. Such fees shall be paid at the closing from an escrow account at the same time any new investment is dispersed to the company.

Retainer. SCG will receive a restricted certificate of 25,000 shares of BlastGard’s common stock as a non-refundable, non-accountable retainer upon signing of this agreement.

Expenses. In addition to any fees that may be payable to SCG under this Agreement, the Company agrees to reimburse SCG for its reasonable out-of-pocket expenses incurred in connection with the services rendered by SCG hereunder (including, without limitation, travel and lodging, data and word processing, graphics and communication charges, research costs, and courier services and fees). SCG will, on a monthly basis, provide the Company with reasonable report regarding the expenses incurred. Compensation for any additional professional services (e.g. legal or consulting) contracted for by SCG, to be performed for the benefit of the Company by outside parties, is the responsibility of the Company and will be paid directly by the Company to such party. SCG will not contract for such services without the prior written approval of the Company with regard to both the nature of the service and a reasonable estimate of the cost of such service.

All cash payments under this Agreement shall be made in U.S. dollars and without withholding or deduction of any tax, assessment or other governmental charges unless required by law. Fees and retainers should be made payable and wired to:

Source Capital Group Inc.

Bank of America

ABA # 011900571

Acct. # 9361882644

C) Mergers, Acquisitions & Joint Ventures (“MA&JV”). The Company may at its discretion and on a case-by-case basis engage SCG to assist it in its discussions with potential MA&JV candidates, which may include directly negotiating on the Company’s behalf and the rendering independent opinions as to valuation and formulae, among other things. Upon SCG’s acceptance of any such assignment, the Company will pay SCG a closing fee equal to 5.00% of the amount paid or received (in kind) in any transaction by and or between the Company, the MA&JV candidate and or the surviving company (the “M&A Fee”). Any potential MA&JV candidate introduced by SCG with which the Company enters into a letter of intent, will fall under the M&A engagement.

D) Information. The Company will furnish or cause to be furnished to SCG, such information, as SCG believes appropriate to its assignment (all such information so furnished being the “Information”). The Company recognizes and confirms that SCG (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, (c) is entitled to rely upon the Information without independent verification and (d) will not make an appraisal of any assets in connection with its assignment

E) Exclusivity. The Company’s relationship with SCG will be exclusive for 30 days upon signing of this agreement but shall commence on February 24, 2006. After 30 days SCG shall be working on a non-exclusive basis however a “break-up fee” shall apply. However, upon successful completion of $1 million aggregate gross financing within 100 days, SCG shall retain the “right of first refusal” on any additional equity financing within 12 months from the termination of the Agreement (“the Refusal Right Period”). However, if the Company enters into a Firm Commitment Engagement with an underwriter, then the Refusal Right Period will automatically terminate. During the Refusal Right Period, BLGA will presents term sheets to SCG for such additional equity financing, and SCG shall have ten business days to confirm in writing that it will be able to match or improve upon the terms offered in such a term sheet. Should SCG not be able to at least match the proposed terms, BLGA will be able complete a transaction with the firm representing the term sheet. Upon completion of the minimum financing amount stipulated in the term sheet referred to in this paragraph the Company will be free of any first refusal obligation to SCG, except with respect to financing sources (including their affiliates, related persons and subsidiaries) for which SCG is protected under this Agreement. The right of first refusal does not pertain to bank financing or non-convertible debt financing.

F) Confidentiality. Except as contemplated by the terms hereof or as required by applicable law or legal process, SCG shall keep confidential all non-public information provided to it by or at the request of the Company, and shall not disclose such information to any third party or to any of its employees or advisors except to those persons who have a need to know such information in connection with SCG’s performance of its responsibilities hereunder. The Company understands that any documents, presentations or analyses prepared by SCG are proprietary and SCG is under no obligation to provide (by e-mail, floppy disk or otherwise) either the Company or its assigns with the computer files of such work product. Except as required by applicable law, any advice to be provided by SCG under this Agreement shall not be disclosed publicly or made available to third parties without the prior written consent of SCG. In addition, SCG may not be otherwise publicly referred to without its prior written consent. All services, advice and information and reports provided by SCG to the Company in connection with this assignment shall be for the sole benefit of the Company and shall not be relied upon by any other person.

G) Indemnity. The Company acknowledges and agrees that SCG has been retained to act solely as financial advisor to the Company. In such capacity, SCG shall act as an independent contractor, and any duties of SCG arising out of its engagement pursuant to this Agreement shall be owed solely to the Company. The Company agrees to indemnify SCG in accordance with the indemnification agreement attached as Exhibit A.

H) Arbitration. Any and all disputes, demands, claims or controversies hereto arising out of or relating to this agreement or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”). The arbitration shall be conducted in New York City under the rules of the AAA. Any judgment upon the award rendered by the arbitrator may be entered into any court or administrative tribunal having jurisdiction thereof. Costs associated with the arbitration, including reasonable attorney’s fees, shall be borne by whichever parties the arbitrators shall deem just and fair.”

I) Term & Termination. The term of SCG’s engagement hereunder shall extend from the date hereof through May 15, 2006 (the “Expiration Date”) and will be automatically renewed on a monthly basis until canceled in writing by either party. SCG’s engagement hereunder may be terminated upon 10 days written notice without cause by either the Company or SCG at any time before the Expiration Date. Notwithstanding the foregoing, the provisions relating to the payment of fees and expenses accrued through the date of termination, the status of SCG as an independent contractor and the limitation on to whom SCG shall owe any duties will survive any such termination, and any such termination shall not affect the Company’s obligations under the indemnification

SCG will be entitled to the fees set forth above in the event that at any time prior to the earlier of the termination of this letter and the expiration of SCG’s engagement hereunder, a Financing is consummated and the investor is on a list of potential investors provided to the Company by SCG at the time of termination or expiration and SCG had made efforts that led to an investment on behalf of the Company with respect to such investor(s) prior to termination or expiration, as appropriate. Further, in the event that a Financing or M&A transaction is completed with an investor, on the list described above, with respect to which SCG had made efforts that led directly to an investment or other efforts before such termination or expiration, whichever is earlier, SCG will be entitled to fees on those investors (but only for the amount purchased by such investors) for a period of 24 months after the termination or expiration date, as applicable, calculated in accordance with Section B of this Agreement. On the termination or expiration date, as applicable, SCG will provide the Company an updated Exhibit B for purposes of this paragraph.

J) Rights of First Refusal. Upon successful completion of any financing, SCG shall retain the right of first refusal for any additional financing.

K) Advertisements. The Company acknowledges that SCG may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose, stating that SCG has acted as the financial advisor to the Company. SCG agrees that the Company will have the right to approve the form of such announcement.

L) Break-up fee. SCG shall be entitled to a 1.5% break-up fee if a financing occurs other than SCG’s investors prior to the Expiration date.

This Agreement (including the attached indemnification) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, which will remain in full force and effect. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

This Agreement sets forth the entire agreement with respect to the engagement of SCG by the Company, including the fees and warrants payable as a result of such engagement.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to SCG the duplicate copy of this Agreement, the indemnification agreement attached hereto as Exhibit A.

(a) Signatures

By:
Michael Gordon CFO
Blastgard International, Inc.

By:		By:
	William F. Butler		W. Todd Coffin
	Managing Director		Managing Director
	Source Capital Group		Source Capital Group

This Exhibit A is a part of and is incorporated into that certain letter agreement, February 23, 2006 (the “Agreement”), by and between Blastgard International, Inc., a                          Corporation (State of Incorporation) and Source Capital Group, Inc. (the “Placement Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Agreement.

The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent and the Placement Agent agrees to indemnify and hold harmless The Company (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not any Indemnified Person is a party thereto (collectively, the “Actions”), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any offering documents prepared by the Company (including any amendments thereof and supplements thereto) (the “Offer Documents”) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Offer Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person’s (x) gross negligence, bad faith or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Transaction which were not authorized for such use by the Company and which use constitutes negligence, bad faith or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under the Agreement, which includes this Exhibit A.

Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under the Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with the Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by the Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to the Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by the Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under the Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act of 1933, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that have resulted primarily from such Indemnified Person’s gross negligence, bad faith or willful misconduct in connection with any such advice, actions, inactions or services.

The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of the Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, the Agreement.

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(v)

The Company intends to file an S-8 Registration Statement to register its 2005 Employee Benefit Plan. The holders of the December 2004 Debt and Warrants issued in connection thereof have registration rights with respect to their securities. A Registration Statement was declared effective on August 10, 2005 and a Post-Effective Amendment was declared effective on May 17, 2006. The Company is obligated to register additional shares under the Notes in a new Registration Statement by virtue of the lowering of the conversion price to $.75 per share. It is also obligated to maintain additional shares registered so that at all times 150% of the shares issuable upon conversion of the Notes are registered.

The Registration Statement and Post-Effective Amendment referenced above also registers the securities held by the remaining Warrant holders named in the Stock Warrant worksheet. See Schedule 3.1(g). Source Capital Group (“SCG”) will receive securities paid as a finder’s fee. See Schedule 3.1(g). SCG has piggyback registration rights for its finder’s fee securities consisting of 25,000 shares already received and warrants issuable at closing. The shares underlying the 80,000 Warrants issued to Morse & Morse, PLLC will be registered in a new Registration Statement that will be filed in connection with the Company’s obligations under the Transaction Documents.

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(aa)

$1,320,497 of secured indebtedness issued pursuant to the December 2004 Debt.

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(ee)

Independent Accountants

Cordovano & Honeck LLP

88 Inverness Circle East, Building M-103

Englewood, CO 80112

Phone: 303.329.0220

SECURITIES PURCHASE AGREEMENT

Schedule 3.1(ff)

$1,320,497 of secured indebtedness issued pursuant to the December 2004 Debt.

SECURITIES PURCHASE AGREEMENT

Schedule 4.9

Not applicable.